UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant  ☒                                 Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material pursuant to §240.14a-12

PARKVALE FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Registration Statement for Proposed Merger between F.N.B. Corporation and

Parkvale Financial Corporation Declared Effective

Hermitage, PA and Monroeville, PA – November 8, 2011 – F.N.B. Corporation (NYSE: FNB) and Parkvale Financial Corporation (NASDAQ: PVSA) today announced that the Registration Statement previously filed with the Securities and Exchange Commission (SEC) in connection with the proposed merger of the two companies has been declared effective by the SEC.

As previously announced on June 15, 2011, shareholders of Parkvale Financial Corporation will be entitled to receive 2.178 shares of F.N.B. Corporation common stock for each share of Parkvale Financial Corporation common stock owned immediately prior to the merger.

Parkvale Financial Corporation will hold a special meeting of shareholders on Thursday, December 15, 2011, to consider and vote upon the proposed merger. Shareholders of record as of the close of business on October 20, 2011 will be entitled to notice of and vote at the special meeting. The mailing of proxy materials, including a proxy card and notice of the special meeting, is expected to take place on or about November 9, 2011.

ADDITIONAL INFORMATION ABOUT THE MERGER

In connection with the proposed merger between F.N.B. Corporation (FNB) and Parkvale Financial Corporation (Parkvale), FNB filed a Registration Statement (Registration Statement No. 333-177050) with the SEC, which includes the proxy statement of Parkvale, the prospectus of FNB and other documents relating to the merger. The Registration Statement was declared effective by the SEC on November 7, 2011.

SHAREHOLDERS OF PARKVALE FINANCIAL CORPORATION ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

The proxy statement/prospectus and other relevant materials, and any other documents F.N.B. Corporation has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents F.N.B. Corporation has filed with the SEC by contacting James Orie, Chief Legal Officer, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317, and free copies of the documents Parkvale Financial Corporation has filed with the SEC, by contacting Gilbert A. Riazzi, Chief Financial Officer, 4220 William Penn Highway, Monroeville, PA 15146, telephone: (412) 373-4804.

F.N.B. Corporation, Parkvale Financial Corporation and their respective directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from shareholders of Parkvale Financial Corporation in connection with the proposed merger. Information concerning such participants’ ownership of Parkvale Financial Corporation common stock is set forth in the definitive proxy statement/prospectus relating to the merger, which was filed by Parkvale Financial Corporation on November 7, 2011. This communication does not constitute an offer of any securities for sale.

About F.N.B. Corporation

F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $9.95 billion. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and F.N.B. Commercial Leasing. It also operates consumer finance offices in Kentucky and Tennessee.

The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB” and is included in Standard & Poor’s SmallCap 600 Index with the Global Industry Classification Standard (GICS) Regional Banks Sub-Industry Index. Investor information is available on F.N.B. Corporation’s Web site at www.fnbcorporation.com.

About Parkvale Financial Corporation

Parkvale Financial Corporation, headquartered in Monroeville, PA conducts business in the greater Tri-State area through 47 full-service offices, with 40 offices in Allegheny, Beaver, Butler, Fayette, Washington and Westmoreland Counties of Pennsylvania, two branches in West Virginia and five branches in Ohio. With total assets of $1.8 billion at June 30, 2011, Parkvale was the eighth largest financial institution headquartered in the Pittsburgh metropolitan area and the eighth largest financial institution in western Pennsylvania.

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Analysts & Institutional Investor Contact

F.N.B. Corporation

Cynthia Christopher

christoc@fnb-corp.com

724-983-3429

724-815-3926 (cell)

Media Contact

F.N.B. Corporation

Jennifer Reel

reel@fnb-corp.com

724-983-4856

724-699-6389 (cell)

Parkvale Financial Corporation

Gilbert A. Riazzi 412-373-4804

Chief Financial Officer

gil.riazzi@parkvale.com